EXHIBIT 99.1

Team, Inc. Announces Plans to List on the New York Stock Exchange

ALVIN, Texas, Dec. 20, 2011 (GLOBE NEWSWIRE) -- Team, Inc. (Nasdaq:TISI) today announced the pending transfer of the listing of its common stock from the NASDAQ Global Select market (NASDAQ) to the New York Stock Exchange (NYSE). The Company expects to begin trading on the NYSE on January 3, 2012, under its current ticker symbol "TISI". Until the transfer is complete, the Company's common stock will continue to trade on NASDAQ.

Headquartered in Alvin, Texas, Team, Inc. is a leading provider of specialty industrial services required in inspection and assessment, and maintaining and installing high-temperature and high-pressure piping systems and vessels that are utilized extensively in the refining, petrochemical, power, pipeline and other heavy industries. Team offers these services in over 100 locations throughout the world. Team's common stock is traded on the NASDAQ Global Select Market under the ticker symbol "TISI".

CONTACT: TEAM, INC.
         P. O. Box 123
         Alvin, Texas 77512
         Ted W. Owen
         (281) 331-6154